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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-12

                            Heritage Bancorp, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         N/A
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     (2) Aggregate number of securities to which transaction applies:
         N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
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     (4) Proposed maximum aggregate value of transaction:
         N/A
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     (5) Total fee paid:
         N/A
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
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     (2) Form, Schedule or Registration Statement No.:
         N/A
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     (3) Filing Party:
         N/A
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     (4) Date Filed:
         N/A
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Notes:
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   On February 14, 2000, Heritage Bancorp, Inc. ("Heritage") and SouthBanc
Shares, Inc. ("SouthBanc") issued a joint press release which reported that Heritage and SouthBanc had entered into an Agreement and Plan of Merger, pursuant to which Heritage will be merged with and into SouthBanc, with SouthBanc being the surviving entity.

   SouthBanc and Heritage will be filing a joint proxy statement-prospectus and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT-PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by SouthBanc will be available free of charge from the Corporate Secretary of SouthBanc at 907 North Main Street, Anderson, South Carolina 29622, telephone (864) 225-0241. Documents filed with the SEC by Heritage will be available free of charge from the Corporate Secretary of Heritage at 201 West Main Street, Laurens, South Carolina 29360, telephone (864) 984-4581. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT-PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Certain Information Concerning Participants

   Heritage and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Heritage stockholders to approve the merger. Heritage's board of directors is composed of J. Riley Bailes, Aaron
H. King, John H. Lake, John C. Owings, II, and J. Edward Wells. Other participants in the solicitation may include Will B. Ferguson (Vice President of Heritage Federal Bank), Edwin I. Shealy (Chief Financial Officer and Treasurer of Heritage and Heritage Federal Bank), John M. Swofford (Vice President of Heritage Federal Bank) and James H. Wasson, Jr. (Vice President and Secretary of Heritage Federal Bank). These directors and executive officers may be deemed to be beneficial owners of shares of Heritage common stock as follows: Mr. Bailes, 104,034 shares (2.4%); Mr. King, 93,484 shares (2.1%); Mr. Lake, 73,484 shares
(1.7%); Mr. Owings, 89,753 shares (2.0%); Mr. Wells, 137,310 shares (3.1%); Mr.
Ferguson, 62,150 shares (1.4%); Mr. Shealy, 79,749 shares (1.8%); Mr. Swofford, 48,355 shares (1.1%); and Mr. Wasson, 61,925 shares (1.4%). Collectively, these directors and executive officers may be deemed to beneficially own 15.3% of Heritage's outstanding shares of common stock. This ownership information is as of December 31, 1999.

   As a result of consummation of the merger, all stock options and shares of restricted stock awarded under Heritage's stock benefit plans will vest. Under the terms of the agreement, all outstanding stock options will be canceled in exchange for a cash payment equivalent to $17.65 less the option exercise price. In addition, Mr. Wells will enter into employment contracts with SouthBanc and Heritage Federal Bank and Messrs. Ferguson, Shealy, Swofford and Wasson will each enter into a Change in Control Agreement with SouthBanc and Heritage Federal upon consummation of the merger. Mr. Wells will serve as Chairman of SouthBanc and a director of Perpetual Bank, A Federal Savings Bank.